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                   U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                              FEBRUARY 23, 2000

               Date of Report (Date of earliest event reported)

                        SKYLANDS FINANCIAL CORPORATION

               (Exact name of bank as specified in its charter)

                                  NEW JERSEY

        (State or other jurisdiction of incorporation or organization)

                                  22-3644018
                      (IRS Employer Identification No.)

                             176 MOUNTAIN AVENUE
                   INDEPENDENCE TOWNSHIP, NEW JERSEY 07840
                    (Current address of principal office)

                           24-26 CROSSROADS CENTER
                   INDEPENDENCE TOWNSHIP, NEW JERSEY 07840
            (Former address of principal office as of last report)

                                 908-850-9010
                (Bank's telephone number, including area code)

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Item 5.  Other Events

     On February 23, 2000, the Registrant signed a definitive Agreement and Plan of Merger (the "Agreement") with Fulton Financial Corporation ("Fulton"), under the terms of which Registrant will be merged with and into Fulton ("Merger"), and all of the outstanding shares of the common stock of Registrant, par value $2.50 per share ("SFC Common Stock") will be converted into shares of the common stock of Fulton, par value $2.50 per share ("FFC Common Stock"). FFC has total assets of approximately $6.1 billion, and Registrant has total assets of approximately $225 million.

     Under the terms of the Agreement, shares of SFC Common Stock will be exchanged for shares of FFC Common Stock on the effective date of the Merger, based on a conversion ratio of 0.78 shares of FFC Common Stock for each share of SFC Common Stock and options to acquire 308,084 shares outstanding. Each holder of an option to acquire SFC Common Stock which is outstanding on the effective date of the acquisition is to receive an option to acquire shares of FFC Common Stock, with the number of shares subject to such option and the exercise price adjusted to take the conversion ratio into consideration. By separate Warrant Agreement and Warrant, Fulton has the right to acquire 625,000 shares of SFC Common Stock under certain conditions.

     SFC Common Stock is traded on the NASDAQ Small Cap Market, under the symbol "SKCB." The closing bid price for SFC Common Stock on NASDAQ was $10.25 on February 22, 2000 (the day prior to the public announcement of the Merger). The closing price for FFC Common Stock on NASDAQ was $16.125 on February 22, 2000.

     Consummation of the Agreement is subject to various conditions, including, among others, (i) the approval of the Merger by the Federal Reserve Board and the New Jersey Department of Banking and Insurance; (ii) the approval of the Merger by the shareholders of Registrant; and (iii) the absence of any material adverse change in the financial condition or operating results of Registrant. Registrant and Fulton have the right to terminate the Agreement based on a decline or an increase, respectively, in the market value of FFC Common Stock. Specifically, Registrant has the right to terminate the Agreement if the Closing Market Price of FFC Common Stock (defined as the lowest average of any ten (10) consecutive trading days during the twenty (20) trading days prior to closing) is less than $13.74 (subject to Fulton's option to increase appropriately the conversion ratio). Fulton has the right to terminate the Agreement if the Closing Market price is greater than $20.20 (subject to Registrant's option to reduce appropriately the conversion ratio).

     Assuming that all conditions are satisfied without unexpected delay, it is anticipated that the effective date of the Merger will occur during the third quarter of 2000.

     Pursuant to General Instruction F to Form 8-K, the press release dated February 23, 2000 announcing execution of the Agreement, which is attached hereto as Exhibit 99.1, is hereby incorporated herein by reference.



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 2.1 - Agreement and Plan of Merger, dated as of February 23, 2000, by and between Registrant and Fulton Financial Corporation

Exhibit 2.2 - Warrant Agreement, dated as of February 24, 2000, by and between Registrant and Fulton Financial Corporation.

Exhibit 2.3 - Warrant, dated as of February 24, 2000.

Exhibit 99.1 - Press Release, dated February 23, 2000.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 6, 2000

SKYLANDS FINANCIAL CORPORATION

By:  /s/ Edward W. Mahnken, Jr.
     --------------------------------------------
      Edward W. Mahnken, Jr.
      Vice President and Chief Financial Officer








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                                  EXHIBIT INDEX

Exhibit 2.1 - Agreement and Plan of Merger, dated as of February 23, 2000, by and between Registrant and Fulton Financial Corporation

Exhibit 2.2 - Warrant Agreement, dated as of February 24, 2000, by and between Registrant and Fulton Financial Corporation.

Exhibit 2.3 - Warrant, dated as of February 24, 2000.

Exhibit 99.1 - Press Release, dated February 23, 2000.

NWK3: 482534.03




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